UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California		94128-8999
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 19, 2012, Visa Inc. (the “Company”) issued a press release announcing that its board of directors had declared a quarterly dividend in the aggregate amount of $0.22 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on September 4, 2012, to all holders of record of the Company’s class A, class B and class C common stock as of August 17, 2012.

In addition, the Company announced it had decided to deposit $150 million into the litigation escrow account previously established under the Company’s retrospective responsibility plan (the “Plan”). The funding calculations will be conducted in accordance with the Company’s certificate of incorporation currently in effect. Under the terms of the Plan, when the Company funds the litigation escrow, its U.S. financial institutions and their affiliates and successors, the sole holders of class B shares, bear a corresponding financial impact via a reduction in their as-converted share count.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Visa Inc., dated July 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: July 19, 2012
	By:	/s/ Byron H. Pollitt
Byron H. Pollitt Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Visa Inc., dated July 19, 2012